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                                                                   EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Allen Telecom Inc. (File Nos. 33-53487, 2-99919 and 333-68369) on Form S-8 of our report dated June 25, 2001, appearing in the Annual Report on Form 11-K of the Allen Telecom Inc. Employee Before-Tax Savings Plan for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP



Cleveland, Ohio
June 27, 2001










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